UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        April 30, 2007

Coach Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19471	91-1942841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12330 SW 53rd Street, Suite 703 Cooper City, Florida		33330
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (954) 602-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 30, 2007, Coach Industries Group, Inc. (the “Registrant”) received a written notice from the NASD, stating that the Registrant is not in compliance with the OTC Bulletin Board’s continuing listing criteria under NASD Rule 6530 because it had not timely filed its annual report on Form 10-K for the year ended December 31, 2006. If the Registrant does not file that report by May 18, 2007, it will be delisted from the OTC Bulletin Board, unless the Company successfully appeals the delisting. A copy of the NASD delinquency notification is attached as Exhibit 99.1 to this report. Its ability to file the report is dependent, among other things, on completion of an audit of its financial statements for 2006. There can be no assurance that the Registrant will file those reports in sufficient time to be able to avoid the delisting or be able to successfully appeal the delisting, if it files an appeal.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1     Notice from the NASD dated April 18, 2007 regarding potential delisting from the OTC Bulletin Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACH INDUSTRIES GROUP, INC. (Registrant)
Date April 30, 2007

	By:	/s/ Robert L. Lefebvre
	Name: Title:	Robert L. Lefebvre Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Notice from the NASD dated April 18, 2007 regarding potential delisting from the OTC Bulletin Board